Exhibit 99.1

Staffing 360 Solutions Announces Voting Results for Its Special Meeting of Stockholders

Company Pleased to Announce that All Voting Proposals Successfully Passed and the Company’s Change in Domicile to Delaware Is Moving Forward

New York, NY – June 15, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, announced the results of its Special Meeting of Stockholders, which was held today at the Company’s corporate headquarters in New York.  All of the Company’s voting proposals, including the proposed change in the Company’s domicile from Nevada to Delaware, as well as the proposals relating to Jackson Investment Group, were approved by the Company’s shareholders.

“We are pleased with the results of our Special Meeting of Stockholders,” stated Brendan Flood, Executive Chairman at Staffing 360 Solutions.  “With over 93% voting in favor for each of the proposals, based on the percentage of votes cast, we believe this is a strong show of support for all of our resolutions.  We are happy to announce our paperwork has already been submitted to the state of Delaware for filing and we look forward to moving forward with our strategic initiatives now that another set of milestones has been achieved.”

Detailed results of the ballot vote for the acceptance of the Company's four (4) resolutions are provided in the table below:

Resolution	Votes For	% of Voted For	% of O/S* For	Votes Against
1) Approve the change in corporate domicile from the state of Nevada to the state of Delaware.	8,380,428	97.3%	57.2%	190,951
2) Issue Common Stock pursuant to the Jackson Warrant Agreement, the Notes and the April Purchase Agreement in accordance with Nasdaq rule 5635(b).	8,291,441	96.2%	56.6%	242,079
3) Issue Common Stock pursuant to the April Purchase Agreement in accordance with Nasdaq rule 5635(d).	8,298,442	96.3%	56.7%	237,430
4) Authorize the Company to issue up to 600,000 shares of common stock or convertible securities in one or more future transactions.	8,059,320	93.5%	55.0%	435,486

* NOTE:  The term “O/S” stands for outstanding shares (14,641,979 shares as of the record date)

The Company has also filed a more detailed report of the results for the special meeting of stockholders, including votes abstained and non-broker votes, through Form 8-K with the SEC at: www.sec.gov.

“We would like to thank everyone who took the time to vote,” concluded Mr. Flood.  “With our meeting now behind us, we look forward to sharing additional news of our progress in the coming weeks and months.”

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of an international buy-and-build strategy through the acquisition of domestic and international staffing organizations in the United States and in the United Kingdom.  The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million.  As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space.  For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. These statements may be identified by words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning.  Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $300 million, due to  the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional target acquisitions, to successfully integrate any newly acquired companies, to organically grow its business, to successfully defend any potential future litigation, changes in local or national economic conditions, the Company’s ability to comply with its contractual covenants, including in respect of its debt,  as well as various additional risks, many of which are unknown at this time and generally out of the Company’s control, and which are detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

+1.646.507.5712

darren.minton@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com